UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2011

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2011, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Harsco Corporation (the “Company”) finalized the structure of the Company’s 2012 Annual Incentive Plan, in which the Company’s named executive officers and certain other executives are expected to participate beginning in January 2012 (the “2012 AIP”).  In recent years, Economic Value Added, or EVA®, has been the sole performance metric for the Company’s Annual Incentive Plans in which the Company’s named executive officers have participated.  The Committee has adopted a modified structure for the 2012 AIP that will supplement the use of EVA with other performance metrics as a guide for determining final named executive officer annual incentive payouts.  This modified structure for the Annual Incentive Plan was developed in part based on the Committee’s consideration of the results of the Company’s 2011 say-on-pay vote and the Committee’s desire to strengthen the linkage between pay and performance under the 2012 AIP.

As in past years, the 2012 AIP will operate as the Company’s short-term annual incentive program for the named executive officers under the Company’s 1995 Executive Incentive Compensation Plan (as amended and restated to date, the “Plan”).  The overall payment gate for annual cash incentives for the named executive officers and other participants under the 2012 AIP is achievement of 2012 positive cash flow provided by operations.

If the overall financial goal (payment gate) of 2012 positive cash flow provided by operations is achieved, then the 2012 AIP will fund based on:

•	the Company’s overall year-over-year improvement in EVA performance; and

•	business unit year-over-year improvement in EVA performance.

Actual payouts to the named executive officers will be guided by the following four measurement components:

1.	The Company’s overall year-over-year improvement in EVA performance;

2.
Advancing the Company’s strategically important OneHarsco goals through the achievement of key performance indicators (“KPIs”), which will include one or more of (1) targeted total global sourcing operational expense savings, (2) targeted cost savings from announced restructuring plans and (3) targeted reduced liability claims costs;

3.
Financial KPIs, which will include one or more of (1) operating margin targets excluding restructuring costs but including restructuring benefits and (2) operating income excluding restructuring costs but including restructuring benefits; and

4.
Each participant’s personal achievement of individual KPIs, which will include one or more of (1) succession planning, (2) people development and (3) personal development.  This will be measured through timely completion of global employee performance reviews for 2012.

The first two components will be guided by Company EVA achievement (the OneHarsco component will be subject to a separately-funded threshold pool based on positive earnings per share achievement) and funding for the third and fourth components will be based on business unit EVA achievement. In all cases, final annual incentive payouts under the 2012 AIP will be based on performance and subject to the negative discretion of the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION
(Registrant)

Date: December 22, 2011	/s/ Mark E. Kimmel
Mark E. Kimmel
Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary